As Filed With the Securities and Exchange Commission on August 12, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	Riversedge North 2529 Virginia Beach Blvd., Suite 200 Virginia Beach, Virginia 23452	45-2681082
(State or other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)

(Address, including zip code, of Principal Executive Offices)

Wheeler Real Estate Investment Trust, Inc.

2016 Long-Term Incentive Plan

(Full title of the plan)

Jon S. Wheeler

Chairman and Chief Executive Officer

Wheeler Real Estate Investment Trust, Inc.

Riversedge North

2529 Virginia Beach Blvd., Suite 200

Virginia Beach, Virginia 23452

(Name and address of agent for service)

(757) 627-9088

(Telephone number, including area code, of agent for service)

With a Copy to:

Bradley A. Haneberg, Esq.

Matthew B. Chmiel, Esq.

Haneberg Hurlbert PLC

310 Granite Avenue

Richmond, Virginia 23226

(804) 814-2209– telephone

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐        Accelerated filer  ☒        Non-accelerated filer  ☐        Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.01 par value per share	5,000,000 shares	$1.71	$8,550,000	$861

(1)	This registration statement is being filed for purposes of registering 5,000,000 shares of common stock, $0.01 par value per share, of Wheeler Real Estate Investment Trust, Inc., issuable pursuant to its 2016 Long-Term Incentive Plan, as the same may be further amended or restated. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of shares that may be offered or issued as a result of stock splits, stock dividends, or similar transactions.

(2)	Estimated pursuant to Rule 457(h) and Rule 457(c) of the General Rules and Regulations under the Securities Act for the purpose of computing the registration fee, based on the average of the high and low sales prices on The Nasdaq Capital Market on August 11, 2016, which was $1.71.

This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act of 1933.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement will be sent or given to all persons who participate in the Wheeler Real Estate Investment Trust, Inc. 2016 Long-Term Incentive Plan, as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents are not required to be filed with the Securities and Exchange Commission (the “Commission” or “SEC”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 24 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by us with the SEC are incorporated by reference into this prospectus. You should carefully read and consider all of these documents before making an investment decision.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on March 10, 2016;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, filed on May 5, 2016;

•	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, filed on August 8, 2016;

•	Current Reports on Form 8-K and/or amended Current Reports on Form 8-K filed on January 11, 2016, January 19, 2016, February 9, 2016, February 17, 2016, March 9, 2016, March 10, 2016, March 14, 2016, March 16, 2016, March 17, 2016, March 31, 2016, April 12, 2016, April 19, 2016, April 25, 2016, May 2, 2016, May 3, 2016, May 5, 2016, May 9, 2016, May 19, 2016, June 6, 2016, June 8, 2016, June 16, 2016, June 21, 2016, July 1, 2016, July 7, 2016, July 15, 2016, July 21, 2016, July 22, 2016, July 25, 2016, July 26, 2016, August 4, 2016 and August 8, 2016; and

•	The description of our Common Stock contained in our Form 8-A, filed on October 23, 2012, as amended on October 24, 2012.

Nothing in this prospectus shall be deemed to incorporate information deemed furnished but not filed with the SEC. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus. We will provide these reports upon written or oral request at no cost to the requester. Please direct your request, either in writing or by telephone, to Secretary, Wheeler Real Estate Investment Trust, Inc., Riversedge North, 2529 Virginia Beach Boulevard, Virginia Beach, Virginia 23452, telephone number (757) 627-9088. Our SEC filings are also available to the public on our website, www.WHLR.us. The information on our website is not a part of this prospectus and the reference to our website address does not constitute incorporation by reference of any information on our website into this prospectus.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law (the “MGCL”) requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate our company and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while serving as our director or officer and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit No.	Exhibit Description

4.1	Form of Certificate of Common Stock of Registrant (1)
5.1	Opinion of Haneberg Hurlbert PLC (3)
23.1	Consent of Cherry Bekaert LLP (3)
23.2	Consent of Cherry Bekaert LLP (3)
23.3	Consent of Haneberg Hurlbert PLC (contained in its opinion filed as Exhibit 5.1 hereto) (3)
24.1	Power of Attorney (included on the signature pages hereof) (3)
99.1	2016 Long-Term Incentive Plan (2)

(1)	Filed as an exhibit to the Wheeler Real Estate Investment Trust, Inc.’s Registration Statement on Form S-11 (Registration No. 333-177262) previously filed pursuant to the Securities Act of 1933 and hereby incorporated by reference.
(2)	Filed as an exhibit to Wheeler Real Estate Investment Trust, Inc.’s Current Report on Form 8-K, filed on June 16, 2016.
(3)	Filed herewith.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Virginia Beach, Virginia on August 12, 2016.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler Chairman and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Wheeler Real Estate Investment Trust, Inc. do hereby constitute and appoint Jon S. Wheeler and Wilkes J. Graham, jointly and severally, as our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney-in-fact and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement; and we do hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JON S. WHEELER Jon. S. Wheeler	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	August 12, 2016

/S/ WILKES J. GRAHAM Wilkes J. Graham	Chief Financial Officer (Principal Financial and Accounting Officer)	August 12, 2016

/S/ STEWART J. BROWN Stewart J. Brown	Director	August 12, 2016

/S/ DAVID KELLY David Kelly	Director	August 12, 2016

/S/ WILLIAM W. KING William W. King	Director	August 12, 2016

/S/ KURT R. HARRINGTON Kurt R. Harrington	Director	August 12, 2016

/S/ CARL B. MCGOWAN, JR. Carl B. McGowan, Jr.	Director	August 12, 2016

/S/ JOHN P. MCAULIFFE John P. McAuliffe	Director	August 12, 2016

/s/ JEFFREY M. ZWERDLING Jeffrey M. Zwerdling	Director	August 12, 2016

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description

4.1	Form of Certificate of Common Stock of Registrant (1)
5.1	Opinion of Haneberg Hurlbert PLC (3)
23.1	Consent of Cherry Bekaert LLP (3)
23.2	Consent of Cherry Bekaert LLP (3)
23.3	Consent of Haneberg Hurlbert PLC (contained in its opinion filed as Exhibit 5.1 hereto) (3)
24.1	Power of Attorney (included on the signature pages hereof) (3)
99.1	2016 Long-Term Incentive Plan (2)

(1)	Filed as an exhibit to the Wheeler Real Estate Investment Trust, Inc.’s Registration Statement on Form S-11 (Registration No. 333-177262) previously filed pursuant to the Securities Act of 1933 and hereby incorporated by reference.
(2)	Filed as an exhibit to Wheeler Real Estate Investment Trust, Inc.’s Current Report on Form 8-K, filed on June 16, 2016.
(3)	Filed herewith.